Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY OF MASTER LEASE (this “Guaranty”), is made and entered into as of the 29th day of April, 2022 by and between MGM RESORTS INTERNATIONAL, a Delaware corporation, (“Guarantor “), and MGP Lessor, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. Landlord and MGM Lessee, LLC (“Tenant”) have entered into that certain Amended and Restated Master Lease dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Master Lease”). All capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Master Lease.

B. Guarantor is an affiliate of Tenant, will derive substantial benefits from the Master Lease and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Master Lease and that Landlord would not have been willing to enter into the Master Lease unless Guarantor was willing to execute and deliver this Guaranty.

C. Each of Guarantor and Landlord desires to hereby amend and restated that certain Guaranty, dated April 25, 2016 in its entirety.

AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Master Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Master Lease, from and after the Commencement Date thereof, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, (i) the payment when due of all Rent and all other sums payable by Tenant under the Master Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Tenant under the Master Lease, including, without limitation, all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property covered by the Master Lease, in each case under clauses (i) and (ii), including (x) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder or similar laws, and (y) any late charges and interest provided for under the Master Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding) (collectively, the “Obligations”). In the event of the failure of Tenant to pay any such Rent or other sums, or to render any other performance required of Tenant under the Master Lease, when due or within any applicable cure period, Guarantor shall forthwith perform or cause to be performed all provisions of the Master Lease to be performed by Tenant thereunder, and pay all reasonable costs of collection or enforcement and other damages that may result from the non-performance thereof to the full extent provided under the Master Lease. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in Section 12 and 13 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment and performance when due and not of collection.

2. Survival of Obligations. The obligations of Guarantor under this Guaranty shall survive and continue in full force and effect notwithstanding:

(a) any amendment, modification, or extension of the Master Lease pursuant to its terms;

(b) any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Master Lease;

(c) any substitution or release, in whole or part, of any security for this Guaranty which Landlord may hold at any time;

(d) any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Master Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy or any other guarantor;

(e) any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance or recharacterization of the Master Lease or any portion thereof, or any discharge or liability thereunder, in connection with any such proceeding or otherwise;

(f) any limitation of Tenant’s liability under the Master Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Master Lease or any term thereof;

(g) except as otherwise expressly provided in the Master Lease, including, without limitation Section 1.5 and Article XXII, and subject to Section 13 hereof, any sale, lease, or transfer of all or any part of any interest in any Facility or any or all of the assets of Tenant to any other Person other than to Landlord;

(h) any act or omission by Landlord with respect to any security instrument or any failure to file, record or otherwise perfect the same;

(i) any extensions of time for performance under the Master Lease;

(j) the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Master Lease by operation of law or otherwise;

(k) the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Master Lease to pay any money judgment;

(l) the failure to give Guarantor any notice of acceptance, default or otherwise;

(m) any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Master Lease;

(n) any rights, powers or privileges Landlord may now or hereafter have against any other Person; or

(o) any other circumstances, whether or not Guarantor had notice or knowledge thereof.

This Guaranty shall terminate and be of no further force and effect, in whole or in part, as and when, and to the extent, expressly so provided under the terms of the Master Lease. In connection with any such termination or other limitation or modification to Guarantor’s Obligations hereunder, Landlord agrees to execute and deliver to Guarantor any releases, terminations or other documents reasonable requested by Guarantor to evidence any such termination, limitation or modification of this Guaranty.

3. Primary Liability. The liability of Guarantor with respect to the Master Lease shall be primary, direct and immediate, and Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

In the event of any default under the Master Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

4. Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Master Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Master Lease. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person including Tenant and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.

5. Waiver. With respect to the Master Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

(a) any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or any assets given as collateral for this Guaranty, or to proceed against Tenant and/or any collateral held by Landlord at any time or in any particular order;

(b) any defense that may arise by reason of the incapacity or lack of authority of any other Person or Persons;

(c) notice of the existence, creation or incurring of any new or additional obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation held by Landlord or in connection with any obligation hereby guaranteed;

(d) any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;

(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f) any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations hereby guaranteed;

(g) any defense arising because of Landlord’s election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111(b)(2) of the federal Bankruptcy Code;

(h) any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and

(i) all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

6. Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.

7. No Subrogation. Until all Obligations of Tenant under the Master Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Master Lease.

8. Agreement to Comply with terms of Master Lease. Guarantor hereby agrees (a) to comply with any terms of the Master Lease applicable to it, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Master Lease and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Significant Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Significant Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Significant Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Significant Subsidiaries. As used herein, the term “Significant Subsidiary” shall mean, with respect to any Person, any Subsidiary of that Person that would be a “significant subsidiary” as defined in Article I, Rule 1 02 of Regulation S-X, promulgated pursuant to the Securities Act as such Regulation is in effect on the date hereof.

9. Agreement to Pay; Contribution; Subordination. Without limitation of any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant’s obligation to Landlord to pay as and when due in accordance with the terms of the Master Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such obligations except during the continuance of an Event of Default under the Master Lease relating to failure to pay amounts due under the Master Lease. During any time in which an Event of Default relating to failure to pay amounts due under the Master Lease has occurred and is continuing under the Master Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Master Lease.

10. Application of Payments. With respect to the Master Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries following the occurrence and during the continuance of an Event of Default from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any obligation of Tenant with respect to the Master Lease and whether or not such obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Master Lease.

11. Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of an Event of Default under the Master Lease, Landlord shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.

12. Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

13. Release. Guarantor shall automatically be released from its obligations (in whole or in part, as applicable) hereunder (other than with respect to amounts then due and payable by Guarantor) upon the consummation of a Tenant Change of Control permitted by the Master Lease, the result of which is that Tenant is neither wholly owned, directly or indirectly, by, nor under common Control with Guarantor; provided that Landlord shall have consented to such transaction to the extent such consent is required by the terms of the Master Lease; and provided further that no release of Guarantor shall be permitted to occur in a Foreclosure COC or Foreclosure Assignment.

14. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by facsimile transmission or by an overnight express service to the following address:

To Guarantor:

MGM Resorts International

3950 Las Vegas Boulevard South

Las Vegas, NV 89119

Attention: Corporate Legal

With a copy to

(that shall not constitute notice):

Email: legalnotices@mgmresorts.com

With a copy to

(that shall not constitute notice):

Weil, Gotshal & Manges, LLP

767 Fifth Avenue

New York, NY 10153

Attention: Michael Aiello

W. Michael Bond

Email: michael.aiello@weil.com

    michael.bond@weil.com

To Landlord:

MGP Lessor, LLC

c/o VICI Properties Inc.

535 Madison Avenue, 20th Floor

New York, New York 10022

Attention: General Counsel

With a copy to

(that shall not constitute notice):

Email: corplaw@viciproperties.com

And with a copy to

(which shall not constitute notice):

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Tzvi Rokeach

Email: trokeach@kramerlevin.com

or to such other address as either party may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by facsimile transmission shall be deemed given upon confirmation that such Notice was received at the number specified above or in a Notice to the sender.

15. Miscellaneous.

(a) No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Landlord and Guarantor.

(b) If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

(c) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE LAWS OF THE STATE WHERE THE LEASED PROPERTY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (I) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO ANY OF THE LEASED PROPERTY AND (II) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF THE STATE. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF NEW YORK AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY SHALL BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. GUARANTOR FURTHER CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF EACH STATE WITH RESPECT TO ANY ACTION COMMENCED BY LANDLORD SEEKING TO RETAKE POSSESSION OF ANY OR ALL OF THE LEASED PROPERTY IN WHICH GUARANTOR IS REQUIRED TO BE NAMED AS A NECESSARY PARTY. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, TO THE EXTENT APPLICABLE IN ACCORDANCE WITH THE TERMS HEREOF, LOCATED IN THE STATE WHERE THE RELEVANT PORTION OF THE LEASED PROPERTY IS LOCATED.

(d) GUARANTOR, BY ITS EXECUTION OF THIS GUARANTY, AND LANDLORD, BY ITS EXECUTION AND ACCEPTANCE OF THIS GUARANTY, EACH HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

(e) In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 15(e).

(f) Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Master Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

(g) Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.

(h) All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and assigns.

(i) Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.

(j) This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

16. No Third Party Beneficiaries. The Landlord and its permitted successors and assigns is the beneficiary of this Guarantee. No other Person shall be a third-party beneficiary hereof. Without limiting the foregoing, no other creditor or equity holder of the Landlord, any parent company or its Subsidiaries shall have any rights or be entitled to any benefits hereunder. For the avoidance of doubt, Guarantor hereby consents to the collateral assignment of this Guaranty to any Facility Mortgagee and agrees that any Person who succeeds to Landlord’s interest under the Master Lease in accordance with the terms thereof (or enters into a new lease with Tenant in accordance with Section 31.2 of the Master Lease) shall constitute a permitted successor and/or assignee and intended beneficiary hereof (and shall become, be recognized by Guarantor as, and have all of the rights of “Landlord” hereunder).

[Signature Page to Follow]

EXECUTED as of the date first set forth above.

GUARANTOR:

MGM RESORTS INTERNATIONAL, a Delaware corporation

By:	/s/ Jonathan Halkyard
Name: Jonathan Halkyard
Title: Chief Financial Officer & Treasurer

LANDLORD:

MGP LESSOR, LLC, a Delaware limited liability company

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

[Signature Page to Amended and Restated Guaranty]